Exhibit 99.1
Post Holdings Announces Receipt of Requisite Consents in Consent Solicitation for its 5.00% Senior Notes due 2026
St. Louis - February 12, 2019 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced that it has received consents (the “Requisite Consents”) from holders of a majority of the outstanding aggregate principal amount of its outstanding 5.00% Senior Notes due 2026 (the “Notes”) to approve proposed amendments to the indenture relating to the Notes (the “Indenture”), which the Company requested pursuant to its previously announced consent solicitation (the “Consent Solicitation”). The Consent Solicitation expired at 5:00 p.m., New York City time, on February 11, 2019 (the “Expiration Time”).
Following receipt of the Requisite Consents, the Company, its subsidiary guarantors and the trustee for the Indenture executed a supplemental indenture (the “Supplemental Indenture”) on February 8, 2019. The Supplemental Indenture amends the Indenture to (i) add an exception to the restricted payments covenant in the Indenture and (ii) revise the “Permitted Investments” definition in the Indenture to add an additional category of “Permitted Investments” under the Indenture. The Supplemental Indenture became effective upon its execution and delivery, and is binding on all holders of the Notes, even those who did not deliver a consent at or prior to the Expiration Time.
Holders who validly delivered and did not validly revoke their consents prior to the Expiration Time will receive a pro rata portion of the aggregate consent payment (the “Aggregate Consent Payment”), in the manner described in the Consent Solicitation Statement. The Company expects to make the Aggregate Consent Payment on February 12, 2019. No portion of the Aggregate Consent Payment will be payable with respect to any consents received after the Expiration Time or to holders of Notes who did not deliver a valid and unrevoked consent at or prior to the Expiration Time.
This press release is not a solicitation of consents with respect to the Notes and does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Consent Solicitation was made solely by the Consent Solicitation Statement, dated February 4, 2019, which sets forth the complete terms of the Consent Solicitation.
Questions concerning the Consent Solicitation should be directed to Deutsche Bank Securities Inc., the Solicitation Agent, at (855) 287-1922 or D.F. King & Co, Inc., the Information and Tabulation Agent, at (800) 290-6426 or post@dfking.com.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, are made throughout this press release. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may,” “would” or the negative of these terms or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

Contact:
Investor Relations
Jennifer Meyer
jennifer.meyer@postholdings.com
(314) 644-7665